                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement (this "Agreement") is made as of April 1, 1999, between Brent M. Longnecker ("Employee") and RC Transaction Corp. (the "Company").

                                    RECITALS

     The Company desires to establish its right to the services of Employee in the capacities described below, on the terms and conditions hereinafter set forth, and Employee is willing to accept such employment on such terms and conditions.

                                   AGREEMENT

     The parties agree as follows:

1. DUTIES

     (a) The Company does hereby hire, engage, and employ Employee as the Executive Vice President of the Company, and Employee does hereby accept and agree to such hiring, engagement, and employment. During the Period of Employment (as defined in Section 2), Employee shall serve the Company in such position fully, diligently, competently, and in conformity with the provisions of this Agreement, directives of the Chief Executive Officer of the Company, and the corporate policies of the Company as they presently exist, and as such policies may be amended, modified, changed, or adopted during the Period of Employment, and Employee shall have duties and authority consistent with Employee's position as Executive Vice President. If requested by the Company, Employee shall also serve as a member of the Board and Board committees without additional compensation.

     (b) Throughout the Period of Employment, Employee shall devote his full time, energy, and skill to the performance of his duties for the Company, vacations and other leave authorized under this Agreement excepted. The foregoing notwithstanding, Employee shall be permitted to (i) engage in charitable and community affairs, (ii) act as a director of any corporations or organizations outside the Company, not to exceed four (4) in number, and receive compensation therefor, and (iii) to make investments of any character in any business or businesses and to manage such investments (but not be involved in the day-to-day operations of any such business); provided, in each case, and in the aggregate, that such activities do not interfere with the performance of Employee's duties hereunder or conflict with the provisions of Sections 12 and 13.

     (c) Employee shall exercise due diligence and care in the performance of his duties for and the fulfillment of his obligations to the Company under this Agreement.

     (d) During the Period of Employment, the Company shall furnish Employee with office, secretarial and other facilities and services as are reasonably necessary or appropriate for

                                      -1-
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the performance of Employee's duties hereunder and consistent with his position as the Executive Vice President of the Company.

     (e) Employee hereby represents to the Company that the execution and delivery of this Agreement by Employee and the Company and the performance by Employee of Employee's duties hereunder shall not constitute a breach of, or otherwise contravene, the terms of any employment or other agreement or policy to which Employee is a party or otherwise bound.

2. PERIOD OF EMPLOYMENT

     The "Period of Employment" shall, unless sooner terminated as provided herein, be three (3) years commencing on May 1, 1999 (the "Effective Date") and ending with the close of business on April 30, 2002. Notwithstanding the preceding sentence, commencing with May 1, 2002 and on each May 1 thereafter (each an "Extension Date"), the Period of Employment shall be automatically extended for an additional one-year period, unless the Company or Employee provides the other party hereto sixty (60) days' prior written notice before the next scheduled Extension Date that the Period of Employment shall not be so extended (the "Non-Extension Notice"). The term "Period of Employment" shall include any extension that becomes applicable pursuant to the preceding sentence.

3. COMPENSATION

     (a) BASE SALARY. During the Period of Employment, the Company shall pay
         -----------
Employee, and Employee agrees to accept from the Company, in payment for his services, a base salary of three hundred thousand dollars ($300,000) per year ("Base Salary"), payable in equal semi-monthly installments or at such other time or times as Employee and the Company shall agree. The Chief Executive Officer shall consider not less frequently than annually upward adjustment to Employee's Base Salary. The determination of whether Employee's Base Salary will be upwardly adjusted is within the sole and absolute discretion of the Chief Executive Officer except as otherwise provided in the Stockholders Agreement (as defined below). The Chief Executive Officer at any time or times may, but shall have no obligation to, supplement Employee's salary by such bonuses and/or other special payments and benefits as the Company in its sole and absolute discretion may determine.

     (b) ANNUAL INCENTIVE COMPENSATION. During the Period of Employment,
         -----------------------------
Employee shall be entitled to participate in any annual incentive or bonus plan or plans maintained by the Company for senior management employees of the Company generally, in accordance with the terms, conditions, and provisions of each such plan as the same may be changed, amended, or terminated, from time to time.

     (c) EQUITY COMPENSATION. During the Period of Employment, Employee shall be
         -------------------
entitled to participate in any equity-based plan or arrangement, including, but not limited to, stock options, stock appreciation rights, restricted stock, or other equity incentive plans or arrangements maintained by the Company for senior management employees of the Company generally, in accordance with the terms, conditions, and provisions of each such plan or arrangement as the same may be changed, amended, or terminated, from time to time.

     (d) LOAN. A loan of two hundred thousand dollars ($200,000) will be made to
         ----
the Employee upon signing of this Agreement. Said loan will be interest free and payable at the expiration of eight (8) years. Further, fifty thousand dollars ($50,000) will be forgiven on January 1, 2000. Additional amounts can be forgiven at the discretion of the Chief Executive Officer. Finally, in the event Employee is terminated by the Company for Cause or the Employee terminates his employment without Good Reason, all remaining loan amounts owed will be due and payable.

     (e) CONTRACT REIMBURSEMENT. The Company shall reimburse Employee or
         ----------------------
directly pay for all reasonable consulting and legal fees and costs attributed to the development, reviews and modifications of this Agreement and associated consulting and legal services in accordance with the provisions of Section 4(d). Such fees and costs shall not exceed one thousand dollars ($1,000). This subsection (d) shall not be deemed to limit any of Employee's rights under
Section 22 ("Attorneys' Fees").

4. BENEFITS

     (a) HEALTH AND WELFARE. During the Period of Employment, Employee shall be
         ------------------
entitled to participate in all health and welfare benefit plans and programs and all retirement, deferred compensation and similar plans and programs generally available to all other senior management employees of the Company or to all employees of the Company as in effect from time to time, subject to any restrictions specified in such plans and programs.

     (b) FRINGE BENEFITS. During the Period of Employment, Employee shall be
         ---------------
entitled to participate in all fringe benefit plans and programs generally available to all other senior management employees of the Company or to all employees of the Company as in effect from time to time, subject to any restrictions specified in such plans and programs.

     (c) VACATION AND OTHER LEAVE. Employee shall be entitled to such amounts of
         ------------------------
paid vacation and other leave, but not less than four (4) weeks vacation per twelve-month period of employment, as from time to time may be allowed to the Company's senior management personnel generally, with such vacation to be scheduled and taken in accordance with the Company's standard vacation policies applicable to such personnel.

     (d) BUSINESS EXPENSES. During the Period of Employment, reasonable business
         -----------------
expenses incurred by Employee in the performance of Employee's duties hereunder shall be reimbursed by the Company in accordance with the Company's business expense reimbursement policies as in effect from time to time.

     (e) AUTOMOBILE. To the extent provided to other senior officers or
         ----------
executives of the Company, during the Period of Employment, Employee shall be entitled to receive an automobile allowance or a leased automobile and reimbursement for expenses associated with the operation and maintenance of such automobile. The Company will reimburse Employee upon presentation of vouchers and documentation for any such operational and maintenance expenses which are consistent with the usual accounting procedures of the Company.

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5. PUT AND CALL RIGHTS.

     (a) EMPLOYEE'S STOCK. At any time, this Section 5 shall apply to all shares
         ----------------
of the Company's common stock, par value one cent ($.01) per share, owned by Employee at that time ("Employee's Stock"). As of the date hereof, twenty thousand (20,000) shares of Employee's Stock ("Employee's Restricted Stock") consist of shares of the Company's common stock that were issued pursuant to the Company's 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the January 11, 1999 Restricted Stock Agreement between Employee and the Company (the "Restricted Stock Agreement"). The provisions of this Section 5 apply to Employee's Stock, including Employee's Restricted Stock, notwithstanding any provisions of the Stock Purchase Plan or the Restricted Stock Agreement to the contrary; provided, however, that the Stock Purchase Plan and the Restricted Stock Agreement shall otherwise continue in full force and effect with respect to the Employee's Restricted Stock to the extent not inconsistent with the express language of this Section 5.

     (b) EMPLOYEE'S PUT RIGHT. If Employee's employment with the Company ends
         --------------------
due to termination by the Company without Cause or resignation by Employee with Good Reason prior to a Qualified Public Offering, then Employee may cause the Company to purchase all or part of Employee's Stock (a "Put"), for a purchase price equal to Fair Market Value, by giving the Company notice (the "Put Notice") at any time within one-hundred eighty (180) days after such end of employment. The Put Notice shall state the number of shares of Employee's Stock with respect to which he is exercising a Put (the "Put Shares") and the Fair Market Value thereof in Employee's good faith opinion.

     (c) COMPANY'S CALL RIGHT. If Employee's employment with the Company ends
         --------------------
due to termination by the Company or resignation by Employee prior to a Qualified Public Offering, then the Company may purchase (i) in the case of termination by the Company for Cause or Employee's resignation without Good Reason, all or part of Employee's Stock, for a purchase price equal to (A) the lesser of Fair Market Value or ten dollars ($10.00) per share with respect to Unvested Employee's Stock and (B) Fair Market Value with respect to Vested Employee's Stock; or (ii) in the case of termination by the Company without Cause or Employee's resignation with Good Reason, up to but not exceeding sixty percent (60%) of Employee's Stock, for consideration equal to Fair Market Value; in each case (a "Call") by giving Employee notice (a "Call Notice") at any time within one-hundred eighty (180) days after such termination or resignation. The Call Notice shall state the number of shares of Employee's Stock with respect to which the Company is exercising a Call (the "Call Shares") and the Fair Market Value thereof in the Company's good faith opinion.

     (d) PUT AND CALL RIGHTS UPON DEATH OR DISABILITY. Upon any termination of
         --------------------------------------------
the Period of Employment and Employee's employment hereunder by reason of Employee's death or Permanent Disability, Employee or his estate shall have a Put right to cause the Company to purchase, and the Company shall have a Call right to purchase from Employee or his estate, all or part of such shares of Employee's Stock that have not been purchased by the Company or the Initial Founders (as defined in the Stockholders Agreement dated as of the date hereof, among the Company, Employee and certain other stockholders of the Company (the "Stockholders Agreement")) pursuant to Section 3.3 of the Stockholders Agreement, for consideration equal to Fair Market Value, in each case by giving notice to the other party invoking this paragraph (d) (which notice shall be considered a Put Notice or Call Notice, as the case may be, for the purposes of this Agreement) within thirty (30) days after the date of the Transfer Notice (as defined in the Stockholders Agreement).


     (e) FAIR MARKET VALUE. "Fair Market Value" means the fair market value,
         -----------------
without minority discount, per share of the Company's common stock on the date of the Put Notice or the Call Notice, as the case may be, determined as follows:
(i) first, Employee and the Company shall attempt in good faith to agree promptly upon the Fair Market Value; (ii) second, if Employee and the Company do not agree upon the Fair Market Value within ten (10) days after the Put Notice or the Call Notice, as the case may be, then Employee and the Company shall agree upon an independent appraiser to determine the Fair Market Value; and
(iii) third, if Employee and the Company do not agree upon an independent appraiser within twenty (20) days after the Put Notice or the Call Notice, as the case may be, then Employee and the Company each shall promptly appoint one independent appraiser, and such appraisers shall promptly appoint a third independent appraiser, whereupon such third independent appraiser shall promptly make its independent determination of the fair market value of the Company's Common Stock, which determination shall be deemed the Fair Market Value; provided, however, that if the Company's common stock is listed and actively trading on the New York Stock Exchange, the American Stock Exchange or the National Market System of the Nasdaq Stock Market, then the Fair Market Value shall equal the average closing price of the Company's common stock on such market during the twenty (20) trading days prior to the date of the Put Notice or the Call Notice, as the case may be. The fees of any appraiser pursuant to subsection (e)(ii) shall be borne by the Company. The fees of each appraiser appointed by a party pursuant to subsection (e)(iii) shall be borne by the party that appointed such appraiser, and the fees of the third appraiser pursuant to subsection (e)(iii) shall be borne by the Company.

     (f) PURCHASE. The closing of a Put or a Call, as the case may be, shall
         --------
take place no later than fifteen (15) days after the determination of Fair Market Value under subsection (e) above (the "Closing"). At the Closing, the Company shall purchase from Employee, and Employee shall sell to the Company, the Put Shares or the Call Shares, as the case may be, and the Company shall pay to Employee in cash the purchase price specified above.

     (g) VESTING OF EMPLOYEE'S STOCK. Employee's Stock shall be deemed to be
         ---------------------------
vested ("Vested Employee's Stock") as follows: (i) one-third (1/3) of the shares of Employee's Stock owned by Employee as of the date hereof shall be deemed vested as of the date hereof; (ii) an additional [one-sixth (1/6)] of the shares of Employee's Stock owned by Employee as of the date hereof shall be deemed vested as of each of the next [four] anniversaries of the date of this Agreement; and (iii) all shares of Employee's Stock acquired by Employee after the date hereof shall thereupon be deemed fully vested for all purposes of this Agreement (unless such shares are restricted stock acquired under the Restricted Stock Plan or any similar plan, in which case such shares shall be subject to the vesting and other terms and conditions of the Restricted Stock Plan or other such plan, notwithstanding this clause (iii)). "Unvested Employee's Stock" means such shares of Employee's Stock that are not deemed vested under this subsection
(g). The terms "vested" and "unvested" solely relate to the determination of the purchase price for Call Shares in the event of a Call by the Company due to the Company's termination of Employee's employment for Cause or Employee's resignation without Good Reason, and shall not be construed to limit any ownership, voting or other rights of Employee with respect to any Employee's Stock.


     (h) QUALIFIED PUBLIC OFFERING. As used in this Section 5, "Qualified Public
         -------------------------
Offering" means the sale, in an underwritten public offering, registered under the Securities Act of 1933, of shares of the Company's common stock, (A) immediately after which the number of shares of common stock then publicly held constitute at least twenty percent (20%) of the outstanding shares of common stock, on a fully diluted basis, and (B) which results in cash proceeds to the Company and/or its shareholders which, when aggregated with any cash proceeds paid to the Company and/or its shareholders in connection with any prior underwritten registered public offerings of the Company's common stock, equals or exceeds twenty-five million dollars ($25,000,000).


     (i) RESTRICTION ON PUT AND CALL RIGHTS. Notwithstanding any other provision
         ----------------------------------
of this Agreement, if it is not possible for the Company to pay, in accordance with paragraph (f) above, the required cash consideration for any shares of Employee's Stock with respect to which Employee or the Company has attempted to exercise a Put or Call, as the case may be, without such payment constituting a default or an event of default or causing a mandatory prepayment requirement under the terms of any agreement for indebtedness of the Company or any of its subsidiaries to which the Company or any of its subsidiaries is a party, then Employee or the Company shall not have the right to exercise such Put or Call, as the case may be, with respect to such shares; provided, however, that if there are any such shares in the event of a Put, then Employee or his estate shall have the right to sell or otherwise dispose of such shares to a third party (the "Third Party Buyer") upon such terms as may be agreed upon by Employee or his estate and the Third Party Buyer, subject to the following procedure:

        (i) Employee or his estate shall give each Evercore Stockholder (as such term is defined in the Stockholders Agreement) and the Initial Founders (collectively, the "Associated Buyers") written notice (the "Sale Notice") setting forth the name of the Third Party Buyer, the terms (including a description of the cash or other type of consideration to be paid) agreed upon by Employee or his estate and the Third Party Buyer (the "Sale Terms"), the number of shares of Employee's Stock to be sold (the "Sale Shares"), and the purchase price per share agreed upon by Employee or his estate and the Third Party Buyer (the "Sale Price").

        (ii) Within thirty (30) days after the Sale Notice, an Associated Buyer shall have the right, by giving Employee or his estate written notice (the "Exercise Notice") invoking its rights under this subsection 5(j), to purchase, for the Sale Price and in accordance with the Sale Terms, a number of the Sale Shares equal to (A) a fraction, the numerator of which is the number of shares of the Company's common stock then owned of record by such Associated Buyer and the denominator of which is the aggregate number of shares then owned of record by the Associated Buyers, multiplied by (B) the number of Sale Shares. Any Sale Shares that an Associated Buyer would be entitled to purchase under this subsection 5(j) but for which such Associated Buyer did not give an Exercise Notice within such thirty (30)-day period may be purchased by the remaining Associated Buyers (by giving Employee or his estate supplemental written notice within thirty-five (35) days of the Sale Notice) in such proportion as each such Associated Buyer's then current record ownership of the Company's common stock bears to the aggregate record ownership of the Company's common stock by all such remaining Associated Buyers.

        (iii) If the Associated Buyers elect to purchase all of the Sale Shares in accordance with this subsection 5(j), then such purchase shall be consummated at the Sale Price and upon the Sale Terms within sixty (60) days after the Sale Notice. If the Associated Buyers do not elect to purchase all of the Sale Shares in accordance with this subsection 5(j), then Employee or his estate may transfer the Sale Shares to the Third Party Buyer, provided such transfer is for the Sale Price and in accordance with the Sale Terms.

6. DEATH OR DISABILITY

     (a) DEFINITION OF PERMANENTLY DISABLED AND PERMANENT DISABILITY. For
         -----------------------------------------------------------
purposes of this Agreement, the terms "Permanently Disabled" and "Permanent Disability" shall mean Employee's inability, because of physical or mental illness or injury, to perform substantially all of his customary duties pursuant to this Agreement, and the continuation of such disabled condition for a period of ninety (90) continuous days, or for not less than one hundred eighty (180) days during any continuous twenty-four (24) month period. Whether Employee is Permanently Disabled shall be certified to the Company by a Qualified Physician (as hereinafter defined). The determination of the individual Qualified Physician shall be binding and conclusive for all purposes. As used herein, the term "Qualified Physician" shall mean any medical doctor who is licensed to practice medicine in the State of Employee's Residence. Employee and the Company may in any instance, and in lieu of a determination by a Qualified Physician, agree between themselves that Employee is Permanently Disabled. The terms "Permanent Disability" and "Permanently Disabled" as used herein may have meanings different from those used in any disability insurance policy or program maintained by Employee or the Company.

     (b) VESTING ON DEATH OR DISABILITY. Upon any termination of the Period of
         ------------------------------
Employment and Employee's employment hereunder by reason of Employee's death or Permanent Disability, as defined in Section 6(a) ("Death or Disability - Definition of Permanently Disabled and Permanent Disability"), any remaining Unvested Employee's Stock shall thereupon automatically be deemed Vested Employee's Stock, notwithstanding any other provision of this Agreement.

     (c) TERMINATION DUE TO DEATH OR DISABILITY. If Employee dies or becomes
         --------------------------------------
Permanently Disabled during the Period of Employment, the Period of Employment and Employee's employment shall automatically cease and terminate as of the date of Employee's death or the date of Permanent Disability (which date shall be determined by the Qualified Physician or by agreement, under Section 6(a) above, and referred to as the "Disability Date"), as the case may be. In the event of the termination of the Period of Employment and Employee's employment hereunder due to Employee's death or Permanent Disability, Employee or his estate shall be entitled to receive:

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          (i) a lump sum cash payment, payable within ten (10) business days after termination of Employee's employment, equal to the sum of (A) any accrued but unpaid Base Salary as of the date of Employee's termination of employment hereunder and (B) any earned but unpaid annual incentive compensation in respect of the most recently completed fiscal year preceding Employee's termination of employment hereunder (the "Earned/Unpaid Annual Bonus"); and

          (ii) a pro-rated portion of the target annual incentive compensation, if any, that Employee would have been entitled to receive pursuant to Section 3(b) in respect of the fiscal year in which termination of Employee's employment occurs, based upon the percentage of such fiscal year that shall have elapsed through the date of Employee's termination of employment, payable when such annual incentive would otherwise have been payable had Employee's employment not terminated; and

          (iii) such employee benefits described in Sections 4(a), 4(b) and 4(c) ("Employee Benefits"), if any, as to which Employee may be entitled under the employee benefit plans and arrangements of the Company.

     Notwithstanding any other provision of this Agreement, following such termination of Employee's employment due to Employee's death or Permanent Disability, except as set forth in Sections 6(b) and 6(c) and the Company's obligations under Section 5, and except for Employee's rights (if any) under the plans, arrangements and programs referenced in Sections 3(b), 3(c) and 4, Employee shall have no further rights to any compensation or other benefits under this Agreement.

     In the event Employee's employment is terminated on account of Employee's Permanent Disability, he shall, so long as his Permanent Disability continues, remain eligible for all benefits provided under any long-term disability programs of the Company in effect at the time of such termination, subject to the terms and conditions of any such programs, as the same may be changed, modified, or terminated for or with respect to all senior management personnel of the Company.

7. TERMINATION BY THE COMPANY

     (a) TERMINATION FOR CAUSE. The Company may, by providing written notice to
         ---------------------
Employee, terminate the Period of Employment and Employee's employment hereunder for Cause at any time. The term "Cause" for purpose of this Agreement shall mean:

          (i) Employee's conviction of or entrance of a plea of guilty or nolo contendere to a felony; or

          (ii) fraudulent conduct by Employee in connection with the business affairs of the Company; or

         (iii) theft, embezzlement, or other criminal misappropriation of funds by Employee from the Company; or

          (iv) Employee's continued and substantial failure to perform the duties hereunder (other than as a result of total or partial incapacity due to physical illness), which failure is not cured within thirty (30) days following written notice by the Company to Employee of such failure; provided, however, that (A) it shall not be Cause if Employee is making good faith efforts to perform duties and (B) this provision shall not apply to any qualitative dissatisfaction by the Company with Employee's performance of his duties hereunder; or

          (v) Employee's continued breach of the provisions of Sections 12 and 13 of this Agreement, which breach is not cured within thirty
               (30) days following written notice by the Company to Employee of such breach.

     If Employee's employment is terminated for Cause, the termination shall take effect on the effective date (pursuant to Section 24 ("Notices")) of written notice of such termination to Employee.

     In the event of the termination of the Period of Employment and Employee's employment hereunder due to a termination by the Company for Cause, then Employee shall be entitled to receive: (i) a lump sum cash payment, payable within ten (10) business days after termination of Employee's employment equal to the sum of (A) accrued but unpaid Base Salary as of the date of termination of Employee's employment hereunder and (B) any Earned/Unpaid Annual Bonus; and
(ii) such Employee Benefits, if any, as to which Employee may be entitled under the employee benefit plans and arrangements of the Company.

     Notwithstanding any other provision of this Agreement, following such termination of Employee's employment due to termination by the Company for Cause, except as set forth in this Section 7(a), and except for Employee's rights (if any) under the plans, arrangements and programs referenced in Sections 3(b), 3(c) and 4, Employee shall have no further rights to any compensation or other benefits under this Agreement.

     If the Company attempts to terminate Employee's employment pursuant to this
Section 7(a) and it is ultimately determined that the Company lacked Cause, the provisions of Section 7(b) ("Termination by the Company-Termination Without Cause") shall apply and, in addition to any other remedies that Employee may have, Employee shall be entitled to receive the payments called for by Section 7(b) ("Termination by the Company-Termination Without Cause") with interest on any past due payments at the rate of eight percent (8%) per year from the date on which the applicable payment would have been made pursuant to Section 7(b) ("Termination by the Company-Termination Without Cause") plus Employee's costs and expenses (including but not limited to reasonable attorneys' fees) incurred in connection with such dispute.

     (b) TERMINATION WITHOUT CAUSE. The Company may, with or without reason,
         -------------------------
terminate the Period of Employment and Employee's employment hereunder without Cause at any time, by providing Employee written notice of such termination. In the event of the termination of the Period of Employment and Employee's employment hereunder due to a termination by the Company without Cause (other than due to Employee's death or Permanent Disability), then Employee shall be entitled to receive:


              (i) a lump sum cash payment equal to the sum of (A) any accrued but unpaid Base Salary as of the date of Employee's termination of employment hereunder, (B) the Earned/Unpaid Annual Bonus, if any, (C) the target annual incentive compensation, if any, that Employee would have been entitled to receive pursuant to Section 3(b) in respect of the fiscal year in which termination of Employee's employment occurs and (D) an amount equal to the product of (x) the Employee's then current Base Salary times (y) the greater of
(I) three (3) or (II) the number of years (including fractions thereof) remaining in the Period of Employment as of the date of Employee's termination of employment (determined without regard to Employee's termination of employment and without regard to any further extensions pursuant to Section 2). The lump sum cash payment shall be made in two installments with fifty percent (50%) of the lump sum payable within ten (10) business days after termination of Employee's employment and, provided Employee is in compliance with Section 12 of the Agreement ("Non- Competition"), fifty percent (50%) plus interest at a rate of eight percent (8%) per year from the date of Employee's termination of employment payable one (1) year after the date of Employee's termination of employment; except in the event that Employee terminates his Employment pursuant to Section 8(b)(iv) ("Termination by Employee-Termination for Good Reason - Change of Control"), wherein one hundred percent (100%) of the lump sum cash payment shall be made within ten (10) business days after termination of Employee's employment;

              (ii) such Employee Benefits, if any, as to which Employee may be entitled under the employee benefit plans and arrangements of the Company; and

              (iii) continued participation in the Company's group health insurance plans at the Company's expense until the earlier of (A) the expiration of the three (3) years from the effective date of termination or (B) Employee's eligibility for participation in the group health plan of a subsequent employer or entity for which Employee provides consulting services;

provided, however, that the amount otherwise payable to Employee pursuant to
Section 7(b)(i)(D) shall be reduced by the amount of any cash severance or termination benefits paid to Employee under any other severance plan, severance program or severance arrangement of the Company and its affiliates (but not reduced by any other payment to Employee whatsoever, including (without limitation) any payment by the Company or any affiliate of the Company in consideration of stock or any other property, whether pursuant to Section 5 of this Agreement or otherwise).

     Notwithstanding any other provision of this Agreement, following such termination of Employee's employment due to termination by the Company without Cause, except as set forth in this Section 7(b) and the Company's obligations under Section 5, and except for Employee's rights (if any) under the plans, arrangements and programs referenced in Sections 3(b), 3(c) and 4, Employee shall have no further rights to any compensation or other benefits under this Agreement.

8. TERMINATION BY EMPLOYEE

     (a) TERMINATION WITHOUT GOOD REASON. Employee shall have the right to
         -------------------------------
terminate the Period of Employment and Employee's employment hereunder at any time without Good Reason (as defined below) upon thirty (30) days prior written notice of such termination to the Company. Any such termination by the Employee without Good Reason shall be treated for all purposes of this Agreement as a termination by the Company for Cause and the provisions of Section 7(a) shall apply.

     (b) TERMINATION WITH GOOD REASON. The Employee may terminate the Period of
         ----------------------------
Employment and resign from employment hereunder for "Good Reason":


          (i) if the Company requires Employee to relocate his principal office to a location outside of Houston, Texas, without Employee's consent; or

          (ii) if the Company fails to provide Employee with the compensation and benefits called for by this Agreement; or

         (iii) if the Company (A) assigns Employee to a position other than Executive Vice President reporting directly to the Chief Executive Officer, or substantially diminishes Employee's assignment, duties, responsibilities, or operating authority from those specified in Section 1 ("Duties"); or

          (iv) for any reason following a Change of Control, provided, however, that Employee remains employed by the Company for the six (6) months following a Change of Control and notifies the Company in writing (pursuant to Section 24 ("Notices")) within thirty (30) days after the expiration of the six-month period following the Change of Control of his decision to terminate his employment. In such case, Employee's employment will terminate thirty (30) days after giving said notice; or

          (v) if the Company materially breaches any provision of this Agreement; or

          (vi) if at any time during the term of this Agreement, either (A) Donald B. Murray, (B) an Initial Founder (as defined in the Stockholders Agreement), or (C) Employee is not the Chief Executive Officer of the Company reporting directly to the Board, provided, however, that Employee remains employed by the Company for the six (6) months following the occurrence of the condition and notifies the Company in writing (pursuant to Section 24 ("Notices")) within thirty (30) days after the expiration of the six-month period of his decision to terminate his employment. In such case, Employee's employment will terminate thirty (30) days after giving said notice; provided, however, that Employee shall be entitled to only sixty-six percent (66%) of any amounts payable under Section 7(b)(i) ("Termination without Cause") in the event that Donald B. Murray has ceased to be Chief Executive Officer for any reason other than the Company's termination of his employment without Cause or his resignation for Good Reason provided, however, that none of the events described in Subsection 8(b)(ii), 8(b)(iii) or 8(b)(v) shall constitute Good Reason unless Employee shall have notified the Company in writing describing the events which constitute Good Reason and then only if the Company shall have failed to cure such event within thirty (30) days after the Company's receipt of such written notice.

     Any such termination by Employee for Good Reason shall be treated for all purposes of this Agreement as a termination by the Company without Cause and the provisions of Section 7(b) shall apply; provided, however, that if Employee attempts to resign for Good Reason pursuant to this Section 8(b) and it is ultimately determined that Good Reason did not exist, Employee shall be deemed to have resigned from employment without Good Reason and the provisions of
Section 8(a) ("Termination Without Good Reason") and, by reference therein, the provisions of Section 7(a) ("Termination For Cause"), shall apply.

     For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the occurrence of the following: Evercore Capital Partners L.P., directly or through its affiliates that are or have become parties to the Stockholders Agreement, ceases to own at least fifty percent (50%) of the Company's Voting Securities after giving effect to Section 4.8(a) of the Stockholders Agreement, (i) as a result of or in connection with any transaction or event including (without limitation), (A) in connection with a merger or consolidation involving the Company or a subsidiary of the Company, or (B) the divestment by the Company or a subsidiary of the Company, by sale, liquidation, foreclosure or any other means, of all or substantially all of its assets or business as held or conducted as of the date hereof, but (ii) notwithstanding the foregoing clause (i), not solely as a result of a Qualified Public Offering. "Voting Securities" means securities of the Company entitled to vote in the election of the Company's directors.

9. EXPIRATION OF PERIOD OF EMPLOYMENT

     (a) ELECTION NOT TO EXTEND PERIOD OF EMPLOYMENT.  If either party elects
         -------------------------------------------
not to extend the Period of Employment pursuant to Section 2, unless Employee's employment is earlier terminated pursuant to Sections 6, 7 or 8, termination of Employee's employment hereunder shall be deemed to occur on the close of business on the day immediately preceding the anniversary of the next Extension Date following the delivery of the Non-Extension Notice pursuant to Section 2. If the Company elects not to extend the Period of Employment, Employee's termination will be treated for all purposes under this Agreement as a termination by the Company without Cause under Section 7(b). If Employee elects not to extend the Period of Employment, Employee's termination will be treated for all purposes under this Agreement as a termination by Employee without Good Reason under Section 8(a).

     (b) CONTINUED EMPLOYMENT BEYOND EXPIRATION OF PERIOD OF EMPLOYMENT.  Unless
         --------------------------------------------------------------
the parties otherwise agree in writing, continuation of Employee's employment with the Company beyond expiration of the Period of Employment shall be deemed an employment at will and shall not be deemed to extend any of the provisions of this Agreement and Employee's employment may thereafter be terminated at will by either Employee or the Company; provided, however, that the provisions of Sections 12, 13 and 14 shall survive any termination of this Agreement or Employee's termination of employment hereunder.

10. GROSS-UP

     Notwithstanding any other provision of this Agreement, if and to the extent any payment made under this Agreement, either alone or in conjunction with other payments Employee has the right to receive either directly or indirectly from the Company, would constitute an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, then Employee shall be entitled to receive an excise tax gross-up payment not exceeding seven hundred fifty thousand dollars ($750,000) in accordance with Appendix A. However, in an effort to preserve acquirer's complete deductibility and pay no gross up, all parties will put forth a "best faith effort" to insure all monies payable are, in fact, reasonable under Section 280G and Section 162 of the Internal Revenue Code of 1986, as amended.

11. MEANS AND EFFECT OF TERMINATION

     Any termination of Employee's employment under this Agreement shall be communicated by written notice of termination from the terminating party to the other party. The notice of termination shall indicate the specific provision(s) of this Agreement relied upon in effecting the termination and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination, if any such basis is required by the applicable provision(s) of this Agreement.

12. NON-COMPETITION

     Employee acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

     (a) During the Period of Employment and, for a period of two (2) years following the date Employee ceases to be employed by the Company for any reason (the "Restricted Period"), Employee will not, directly or indirectly, (i) engage in any business for Employee's own account that competes with the business of the Company or its affiliates (with the exception of consulting, but including, without limitation, businesses which the Company or its affiliates have specific plans to conduct in the future and as to which Employee is aware of such planning), (ii) enter the employ of, or render any services (other than consulting) to any person engaged in any business that competes with the business of the Company or its affiliates, (iii) acquire a financial interest in any person engaged in any business that competes with the business of the Company or its affiliates, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after the date of this Agreement) between the Company or any of its affiliates and customers, suppliers, partners, members or investors of the Company or its affiliates.

     (b) Notwithstanding anything to the contrary in this Agreement, Employee may, directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on an over-the- counter market if Employee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such person.

     (c) During the Restricted Period, Employee will not, directly or indirectly, (i) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its affiliates, or (ii) hire any such employee who was employed by the Company or its affiliates as of the date of Employee's termination of employment with the Company or who left the employment of the Company or its affiliates within one (1) year prior to or after the termination of Employee's employment with the Company.

     (d) During the Restricted Period, Employee will not, directly or indirectly, solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates.

     (e) It is expressly understood and agreed that although Employee and the Company consider the restrictions contained in this Section 12 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

13. CONFIDENTIALITY.

     Employee will not at any time (whether during or after his employment with the Company), unless compelled by lawful process, disclose or use for his own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, or other confidential data or information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; provided that the foregoing shall not apply to information which is not unique
--------
to the Company or which is generally known to the industry or the public other than as a result of Employee's breach of this covenant. Employee agrees that upon termination of his employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the Company and its affiliates, except that he may retain personal notes, notebooks and diaries that do not contain confidential information of the type described in the preceding sentence. Employee further agrees that he will not retain or use for his account at any time any trade names, trademark or other proprietary business designation used or owned in connection with the business of the Company or its affiliates.

14. SPECIFIC PERFORMANCE

     Employee acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 12 or Section 13 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

15. ASSIGNMENT

     This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that, in the event of a merger, consolidation, or transfer or sale of all or substantially all of the assets of the Company with or to any other individual(s) or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder.

16. GOVERNING LAW

     This Agreement and the legal relations hereby created between the parties hereto shall be governed by and construed under and in accordance with the internal laws of the State of Texas, without regard to conflicts of laws principles thereof.

17. ENTIRE AGREEMENT

     This Agreement embodies the entire agreement of the parties hereto respecting the matters within its scope. This Agreement supersedes all prior agreements of the parties hereto on the subject matter hereof. Any prior negotiations, correspondence, agreements, proposals, or understandings relating to the subject matter hereof shall be deemed to be merged into this Agreement and to the extent inconsistent herewith, such negotiations, correspondence, agreements, proposals, or understandings shall be deemed to be of no force or effect. There are no representations, warranties, or agreements, whether express or implied, or oral or written, with respect to the subject matter hereof, except as set forth herein.

18. MODIFICATIONS

     This Agreement shall not be modified by any oral agreement, either express or implied, and all modifications hereof shall be in writing and signed by the parties hereto.

19. WAIVER

     Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

20. NUMBER AND GENDER

     Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders.

21. SECTION HEADINGS

     The section headings in this Agreement are for the purpose of convenience only and shall not limit or otherwise affect any of the terms hereof.

22. ATTORNEYS' FEES

     Employee and the Company agree that in any dispute resolution proceedings arising out of this Agreement, the prevailing party shall be entitled to its or his reasonable attorneys' fees and costs incurred by it or him in connection with resolution of the dispute in addition to any other relief granted.

23. SEVERABILITY

     In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement which violate such statute or public policy shall be stricken, and all portions of this Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

24. NOTICES

     All notices under this Agreement shall be in writing and shall be either personally delivered or mailed postage prepaid, by certified mail, return receipt requested:

     (a)  if to the Company:

          RC Transaction Corp.
          c/o Re:sources Connection LLC
          3 Imperial Promenade, Suite 600
          Santa Ana, California  92707-5902
          Attn:  Donald B. Murray

          With copies to:

          David A. Krinsky, Esq.
          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California  92660

          Mario A. Ponce, Esq.
          Simpson Thacher & Bartlett
          425 Lexington Avenue, 26th Floor
          New York, NY  10017

          Evercore Capital Partners, L.P.
          65 East 55th Street
          33rd Floor
          New York, New York  10022
          Attn:  David G. Offensend

     (b)  if to Employee:

          Brent M. Longnecker
          RC Transaction Corp.
          c/o Re:sources Connection LLC
          333 Clay Street
          Houston, Texas  77002-4196

          With a copy to:

          David A. Krinsky, Esq.
          O'Melveny & Myers LLP
          610 Newport Center Drive, Suite 1700
          Newport Beach, California  92660

Notice shall be effective when personally delivered, or five (5) business days after being so mailed.

25. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

26. WITHHOLDING TAXES

     The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Company and Employee have executed this Employment Agreement as of the date first above written.


                                     THE COMPANY:


                                     By:    /s/ Donald B. Murray
                                            -----------------------------------

                                     Name:  Donald B. Murray
                                            -----------------------------------

                                     Title: President
                                            -----------------------------------

                                     EMPLOYEE:

                                     /s/ Brent M. Longnecker
                                     -------------------------------------------
                                     Brent M. Longnecker

                                   APPENDIX A
                                   ----------
                             (Gross-Up Provisions)


     (a) In the event it is determined (pursuant to (b) below) or finally determined (as defined in (c)(iii) below) that any payment, distribution, transfer, benefit or other event with respect to the Company or a successor, direct or indirect subsidiary or affiliate of the Company (or any successor of affiliate of any of them, and including any benefit plan of any of them), and arising in connection with an event described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), occurring after the Effective Date, to or for the benefit Employee or Employee's dependents, heirs or beneficiaries (whether such payment, distribution, transfer, benefit or other event occurs pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Appendix A) (each a "Payment" and collectively the "Payments") is or was subject to the excise tax imposed by Section 4999 of the Code, and any successor provision or any comparable provision of state or local income tax law (collectively, "Section 4999"), or any interest, penalty or addition to tax is or was incurred by Employee with respect to such excise tax (such excise tax, together with any such interest, penalty, addition to tax, and costs (including professional fees)) hereinafter collectively referred to as the "Excise Tax"), then, within 10 days after such determination or final determination, as the case may be, the Company shall pay to Employee (or to the applicable taxing authority on Employee's behalf) an additional cash payment (hereinafter referred to as the "Gross-Up Payment") equal to the lesser of (i) $750,000 or (ii) an amount such that after payment by Employee of all taxes, interest, penalties, additions to tax and costs imposed or incurred with respect to the Gross-Up Payment (including, without limitation, any income and excise taxes imposed upon the Gross-Up Payment), Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such Payment or Payments. Subject to the limitations in clause (i) of the preceding sentence, this provision is intended to put Employee in the same position as Employee would have been had no Excise Tax been imposed upon or incurred as a result of any Payment.

     (b) Except as provided in subsection (c) below, the determination that a Payment is subject to an Excise Tax shall be made in writing by a certified public accounting firm selected by Employee ("Employee's Accountant"). Such determination shall include the amount of the Gross-Up Payment and detailed computations thereof, including any assumptions used in such computations (the written determination of the Employee's Accountant, hereinafter, the "Employee's Determination"). The Employee's Determination shall be reviewed on behalf of the Company by a certified public accounting firm selected by the Company (the "Company's Accountant"). The Company shall notify Employee within 10 business days after receipt of the Employee's Determination of any disagreement or dispute therewith, and failure to so notify within that period shall be considered an agreement by the Company to make payment as provided in subsection
(a) above within 10 days from the expiration of such 10 business-day period. In the event of an objection by the Company to the Employee's Determination, any amount not in dispute shall be paid within 10 days following the 10 business-day period referred to herein, and with respect to the amount in dispute the Employee's Accountant and the Company's Accountant shall jointly select a third nationally recognized certified public accounting firm to resolve the dispute and the decision of such third firm shall be final, binding and conclusive upon the Employee and the Company. In such a case, the third accounting firm's

                                 Appendix A-1
findings shall be deemed the binding determination with respect to the amount in dispute, obligating the Company to make any payment as a result thereof within 10 days following the receipt of such third accounting firm's determination.
All fees and expenses of each of the accounting firms referred to in this Appendix A shall be borne solely by the Company.

     (c) (i) Employee shall notify the Company in writing of any claim by the Internal Revenue Service (or any successor thereof) or any state or local taxing authority (individually or collectively, the "Taxing Authority") that, if successful, would require the payment by the Company of a Gross-Up Payment.
Such notification shall be given as soon as practicable but no later than 30 days after Employee receives written notice of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that failure by Employee to give such notice within such 30-day period shall not result in a waiver or forfeiture of any of Employee's rights under Section 10 and this Appendix A except to the extent of actual damages suffered by the Company as a result of such failure. Employee shall not pay such claim prior to the expiration of the 15-day period following the date on which Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes, interest, penalties or additions to tax with respect to such claim is due). If the Company notifies Employee in writing prior to the expiration of such 15-day period (regardless of whether such claim was earlier paid as contemplated by the preceding parenthetical) that it desires to contest such claim (and demonstrates to the reasonable satisfaction of Employee its ability to make the payments to Employee which may ultimately be required under this section before assuming responsibility for the claim), Employee shall:

               (A) give the Company any information reasonably requested by the Company relating to such claim;

               (B) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company that is reasonably acceptable to Employee;

               (C) cooperate with the Company in good faith in order effectively to contest such claim; and

               (D) permit the Company to participate in any proceedings relating to such claim; provided, however, that the Company shall bear and pay directly all attorneys fees, costs and expenses (including additional interest, penalties and additions to tax) incurred in connection with such contest and shall indemnify and hold Employee harmless, on an after-tax basis, for all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed in relation to such claim and in relation to the payment of such costs and expenses or indemnification. Without limitation on the foregoing provisions of this Appendix A, and to the extent its actions do not unreasonably interfere with or prejudice Employee's disputes with the Taxing Authority as to other issues, the Company shall control all proceedings taken in

                                  Appendix A-2
               connection with such contest and, in its reasonable discretion, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the Taxing Authority in respect of such claim and may, at its sole option, either direct Employee to pay the tax, interest or penalties claimed and sue for a refund or contest the claim in any permissible manner, and Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Employee to pay such claim and sue for a refund, the Company shall advance an amount equal to such payment to Employee, on an interest-free basis, and shall indemnify and hold Employee harmless, on an after-tax basis, from all taxes (including, without limitation, income and excise taxes), interest, penalties and additions to tax imposed with respect to such advance or with respect to any imputed income with respect to such advance, as any such amounts are incurred; and, further, provided, that any extension of the statute of limitations relating to payment of taxes, interest, penalties or additions to tax for the taxable year of Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount; and, provided, further, that any settlement of any claim shall be reasonably acceptable to Employee and the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue.

               (ii) If, after receipt by Employee of an amount advanced by the Company pursuant to paragraph (c)(i), Employee receives any refund with respect to such claim, Employee shall (subject to the Company's complying with the requirements of this Appendix A) promptly pay to the Company an amount equal to such refund (together with any interest paid or credited thereof after taxes applicable thereto), net of any taxes (including, without limitation, any income or excise taxes), interest, penalties or additions to tax and any other costs incurred by Employee in connection with such advance, after giving effect to such repayment. If, after the receipt by Employee of an amount advanced by the Company pursuant to paragraph (c)(i), it is finally determined that Employee is not entitled to any refund with respect to such claim, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall be treated as a Gross-Up Payment and shall offset, to the extent thereof, the amount of any Gross-Up Payment otherwise required to be paid.

               (iii) For purposes of this Appendix A, whether the Excise Tax is applicable to a Payment shall be deemed to be "finally determined" upon the earliest of: (A) the expiration of the 15-day period referred to in paragraph (c)(i) above if the Company has not notified Employee that it intends to contest the underlying claim, (B) the expiration of any period following which no right of appeal exists, (C) the date upon which a closing agreement or similar agreement with respect to the claim is executed by Employee and the Taxing Authority

                                 Appendix A-3

          (which agreement may be executed only in compliance with this Appendix
          A), (D) the receipt by Employee of notice from the Company that it no longer seeks to pursue a contest (which shall be deemed received if the Company does not, within 15 days following receipt of a written inquiry from Employee, affirmatively indicate in writing to Employee that the Company intends to continue to pursue such contest).

     (d) As a result of uncertainty in the application of Section 4999 that may exist at the time of any determination that a Gross-Up Payment is due, it may be possible that in making the calculations required to be made hereunder, the parties or their accountants shall determine that a Gross-Up Payment need not be made (or shall make no determination with respect to a Gross-Up Payment) that properly should be made ("Underpayment"), or that a Gross-Up Payment not properly needed to be made should be made ("Overpayment"). The determination of any Underpayment shall be made using the procedures set forth in paragraph (b) above and shall be paid to Employee as an additional Gross-Up Payment. The Company shall be entitled to use procedures similar to those available to Employee in paragraph (b) to determine the amount of any Overpayment (provided that the Company shall bear all costs of the accountants as provided in paragraph (b)). In the event of a determination that an Overpayment was made, any such Overpayment shall be treated for all purposes as a loan to Employee with interest at the applicable Federal rate provided for in Section 1274(d) of the Code; provided, however, that the amount to be repaid by Employee to the Company shall be subject to reduction to the extent necessary to put Employee in the same after-tax position as if such Overpayment were never made.

                                 Appendix A-4